Exhibit 99.1

Thomas Melito
NEWS RELEASE	Vice President - Treasurer
FOR IMMEDIATE RELEASE	(972) 409-1527

Michaels Stores, Inc. Reports Fourth Quarter and Fiscal 2012 Results

IRVING, Texas — March 13, 2013 — Michaels Stores, Inc. (the “Company”) today reported unaudited financial results for the fourth quarter and fiscal year ended February 2, 2013.

Quarterly same-store sales increased 1.7% driven by a 2.3% increase in average ticket and a 0.6% decrease in transactions. The fluctuation in exchange rates between the Canadian and US dollar favorably affected average ticket for the quarter by approximately 30 basis points. The Company experienced its strongest sales increase for the quarter in custom framing products.

Fourth Quarter Financial Highlights

•                  Net sales, including an estimated $66 million from the 53rd week of fiscal 2012, increased 8.5% to $1.524 billion from $1.404 billion in the fourth quarter of fiscal 2011.

•                  Gross profit increased to $622 million; gross margin increased 80 basis points to 40.8%.

•                  Operating income increased 13.7% to $266 million, and as a percent of net sales increased 80 basis points to 17.5%.

•                  Net income increased to $112 million, and as a percent of net sales, increased 40 basis points to 7.3%.

•                  Adjusted EBITDA increased 14.9% to $308 million and as a percent of net sales, increased 110 basis point to 20.2%.

•                  During the quarter, the Company prepaid the remaining $292 million of its B-1 Term Loan,  redeemed the remaining $180 million of its 13% Subordinated Discount Notes and refinanced its B-2 and B-3 Term Loans with an amended and restated $1.64 billion Term Loan. The Company also issued an irrevocable call on $137 million of its 11 3/8% Senior Subordinated Notes for settlement on February 27, 2013.

Fiscal 2012 Financial Highlights

•                  Net sales, including an estimated $66 million from the 53rd week of fiscal 2012, increased 4.7% to $4.408 billion from $4.210 billion in fiscal 2011.

•                  Same-store sales increased 1.5% driven by a 0.8% increase in transactions and a 0.7% increase in the average ticket.

•                  Gross profit increased 5.5% to $1.776 billion; gross margin increased 30 basis points over prior year to 40.3%.

•                  Operating income increased 8.1% to $615 million, and as a percent of net sales, increased 50 basis points to 14.0%.

8000 BENT BRANCH DRIVE • IRVING, TEXAS 75063

(972) 409-1300

•                  Net Income increased to $214 million, and as a percent of net sales, increased 70 basis points to 4.9%.

•                  Adjusted EBITDA was $753 million and increased 30 basis points to 17.1% of net sales.

•                  The Company ended the year with $56 million in cash and $3.041 billion in debt which is a decrease of $449 million from fiscal 2011.  There was approximately $587 million in availability under its revolving credit facility.

•                  Inventory at the end of the year was $865 million. Average Michaels store inventory, inclusive of distribution centers, was $754,000, a decrease from $757,000 last year.

•                  The Company opened 38, closed three, and relocated 13 Michaels stores and closed eight Aaron Brothers stores during fiscal 2012. The Company opened 25, closed six, and relocated 15 Michaels stores and closed three Aaron Brothers stores during fiscal 2011.

The Company will host a conference call to discuss fourth quarter financial results at 8:00 a.m. Central time today. Those who wish to participate in the call may do so by dialing 866-425-6198, conference ID# 36219948. Due to the quiet period associated with our S-1 filing, there will not be a question and answer session at the end of the call. The conference call will also be webcast at www.michaels.com. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for 30 days after the call.

Michaels Stores, Inc. is North America’s largest specialty retailer of arts, crafts, framing, floral, wall décor and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of March 13, 2013, the Company owns and operates 1,106 Michaels stores in 49 states and Canada, and 123 Aaron Brothers stores.

This news release may contain forward-looking statements that reflect our plans, estimates and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that the Company or its management “plans,” “estimates,” “believes” and other similar expressions) that are not statements of historical fact should be considered forward-looking statements. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission. Specific examples of forward-looking statements include, but are not limited to, forecasts of same-store sales growth, operating income, planned capital expenditures, new store openings and other financial performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to: risks related to the effect of economic uncertainty; our reliance on foreign suppliers increases our risk of obtaining adequate, timely, and cost-effective product supplies; risks related to our substantial indebtedness; our growth depends on our ability to open new stores; damage to the reputation of the Michaels brand or our private and exclusive brands could adversely affect our sales; our suppliers may fail us; risks associated with the vendors from whom our products are sourced could materially adversely affect our revenue and gross profit; product recalls and/or product liability, as well as changes in product safety and other consumer protection laws, may adversely impact our operations, merchandise offering, reputation and financial position; significant increases in inflation or commodity prices such as petroleum, natural gas, electricity, steel and paper may adversely affect our costs, including cost of merchandise; unexpected or unfavorable consumer responses to our promotional or merchandising programs could materially adversely affect our sales, operating results and cash flow; improvements to our supply chain may not be fully successful; changes in customer demand could materially adversely affect our sales, operating results and cash flow; our success will depend on how well we manage our business; competition, including internet-based competition, could negatively impact our business; failure to adequately maintain security and prevent unauthorized access to our electronic and other confidential information and data breaches could materially adversely affect our financial condition and operating results; we may be subject to information technology system failures or network disruptions, or our information systems may prove inadequate, resulting in damage to our reputation, business operations, and financial conditions; we are dependent upon the services of our senior management team and the failure to attract and retain such individuals could adversely affect our operations; a weak fourth quarter would materially adversely affect our operating results; changes in newspaper subscription rates may result in reduced exposure to our circular advertisements; changes in regulations or enforcement, or our failure to comply with existing or future regulations, may adversely impact our business; our debt agreements contain restrictions that limit our flexibility in operating our business; disruptions in the capital markets could increase our costs of doing business; our real estate leases generally obligate us for long periods, which subjects us to various financial risks; we have co-sourced certain of our information technology, accounts payable, payroll, accounting and human resources functions and may co-source other administrative functions, which make us more dependent upon third parties; we are exposed to fluctuations in exchange rates between the U.S. and Canadian dollar, which is the functional currency of our Canadian subsidiary; failure to attract and retain quality sales, distribution center or experienced buying and management personnel could adversely affect our performance; catastrophic events, including geo-political events and weather, may adversely impact our results; the interests of our controlling stockholders may conflict with the interests of our creditors; and other factors as set forth in our prior filings with the Securities and Exchange Commission.  We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).

Michaels Stores, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

The following table sets forth the Company’s Earnings before Interest, Taxes, Depreciation, Amortization and refinancing costs and losses on early extinguishments of debt. (“EBITDA (excluding refinancing costs and losses on early extinguishments of debt)”).  The Company defines EBITDA (excluding refinancing costs and losses on early extinguishments of debt) as net income before interest, income taxes, depreciation, amortization and losses on early extinguishment of debt. Additionally, the table presents Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”).  The Company defines Adjusted EBITDA as EBITDA (excluding refinancing costs and losses on early extinguishments of debt) adjusted for certain defined amounts that are added to, or subtracted from, EBITDA (excluding refinancing costs and losses on early extinguishments of debt) (collectively, the “Adjustments”) in accordance with the Company’s $1.6 billion Senior secured term loan and $650 million Asset-based revolving credit facility. The Adjustments are described in further detail in the footnotes to the table below.

The Company has presented EBITDA (excluding refinancing costs and losses on early extinguishments of debt) and Adjusted EBITDA in this press release to provide investors with additional information to evaluate our operating performance and our ability to service our debt.  The Company uses EBITDA (excluding refinancing costs and losses on early extinguishments of debt), among other metrics, to evaluate operating performance, to plan and forecast future periods’ operating performance and as an element of its incentive compensation targets for certain management personnel. Adjusted EBITDA is a required calculation under the Company’s Senior secured term loan and its Asset-based revolving credit facility. As it relates to the Senior secured term loan, Adjusted EBITDA is used in the calculations of fixed charge coverage and leverage ratios, which, under certain circumstances, may result in limitations on the Company’s ability to make restricted payments as well as the determination of mandatory repayments of the loans. Under the Asset-based revolving facility, Adjusted EBITDA is used in the calculation of fixed charge coverage ratios, which, under certain circumstances, may restrict the Company’s ability to make certain payments (characterized as restricted payments), investments (including acquisitions) and debt repayments.

As EBITDA (excluding refinancing costs and losses on early extinguishments of debt) and Adjusted EBITDA are not measures of operating performance or liquidity calculated in accordance with U.S. GAAP, these measures should not be considered in isolation of, or as a substitute for, net income, as an indicator of operating performance, or net cash provided by operating activities as an indicator of liquidity.  Our computation of EBITDA (excluding refinancing costs and losses on early extinguishments of debt) and Adjusted EBITDA may differ from similarly titled measures used by other companies. As EBITDA (excluding refinancing costs and losses on early extinguishments of debt) and Adjusted EBITDA exclude certain financial information compared with net income and net cash provided by operating activities, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The table below shows a reconciliation of EBITDA (excluding refinancing costs and losses on early extinguishments of debt) and Adjusted EBITDA to net income and net cash provided by operating activities.

Michaels Stores, Inc.

Consolidated Balance Sheets

(In millions, except share and per share amounts)

(Unaudited)

Subject to reclassification

	February 2,	January 28,
	2013	2012
ASSETS
Current assets:
Cash and equivalents	$56	$371
Merchandise inventories	865	840
Prepaid expenses and other	86	80
Deferred income taxes	37	42
Income tax receivable	3	1
Total current assets	1,047	1,334
Property and equipment, at cost	1,502	1,391
Less accumulated depreciation and amortization	(1,164)	(1,079)
Property and equipment, net	338	312
Goodwill	94	95
Debt issuance costs, net of accumulated amortization of $36 at February 2, 2013 and $74 at January 28, 2012	46	59
Deferred income taxes	13	18
Other assets	3	4
Total non-current assets	156	176
Total assets	$1,541	$1,822

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$263	$301
Accrued liabilities and other	367	389
Current portion of long-term debt	150	127
Deferred income taxes	4	1
Income taxes payable	40	19
Total current liabilities	824	837
Long-term debt	2,891	3,363
Deferred income taxes	2	11
Other long-term liabilities	83	85
Total long-term liabilities	2,976	3,459
Total liabilities	3,800	4,296
Commitments and contingencies
Stockholders’ deficit:
Common Stock, $0.10 par value, 220,000,000 shares authorized; 118,414,727 shares issued and outstanding at February 2, 2013; 118,265,885 shares issued and outstanding at January 28, 2012	12	12
Additional paid-in capital	49	48
Accumulated deficit	(2,326)	(2,540)
Accumulated other comprehensive income	6	6
Total stockholders’ deficit	(2,259)	(2,474)
Total liabilities and stockholders’ deficit	$1,541	$1,822

Michaels Stores, Inc.

Consolidated Statements of Operations

(In millions)

(Unaudited)

Subject to reclassification

	Quarter Ended		Year Ended
	February 2,	January 28,	February 2,	January 28,
	2013	2012	2013	2012
Net sales	$1,524	$1,404	$4,408	$4,210
Cost of sales and occupancy expense	902	843	2,632	2,526
Gross profit	622	561	1,776	1,684
Selling, general, and administrative expense	345	324	1,135	1,098
Impairment of intangible assets	8	—	8	—
Related party expenses	3	3	13	13
Store pre-opening costs	—	—	5	4
Operating income	266	234	615	569
Interest expense	58	66	245	254
Refinancing costs and losses on early extinguishments of debt	30	2	33	18
Other (income) and expense, net	—	5	(1)	9
Income before income taxes	178	161	338	288
Provision for income taxes	66	64	124	112
Net income	$112	$97	$214	$176

Michaels Stores, Inc.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

Subject to reclassification

	Year Ended
	February 2,	January 28,
	2013	2012
Operating activities:
Net income	$214	$176
Adjustments:
Depreciation and amortization	97	101
Share-based compensation	5	9
Debt issuance costs amortization	14	17
Accretion of long-term debt	—	35
Change in fair value of contingent consideration	—	(4)
Change in fair value of interest rate cap	—	5
Refinancing costs expensed and losses on early extinguishments of debt	33	18
Impairment of intangible assets	8	—
Changes in assets and liabilities:
Merchandise inventories	(25)	(14)
Prepaid expenses and other	(7)	(7)
Deferred income taxes	2	32
Accounts payable	(35)	38
Accrued interest	(10)	—
Accrued liabilities and other	(12)	5
Income taxes	19	(8)
Other long-term liabilities	(1)	10
Net cash provided by operating activities	302	413

Investing activities:
Business acquisition	—	—
Additions to property and equipment	(124)	(109)
Net cash used in investing activities	(124)	(109)

Financing activities:
Borrowings on restated term loan credit facility	1,640	—
Repayments on senior secured term loan facility	(1,996)	(50)
Borrowings on asset-based revolving credit facility	322	145
Payments on asset-based revolving credit facility	(321)	(145)
Issuance of senior notes due 2018	213	—
Repayments on senior notes due 2014	—	—
Repurchase of subordinated discount notes due 2016	(315)	(170)
Repurchase of senior subordinated notes due 2016	—	(7)
Payment of debt issuance costs	(13)	(7)
Payment of refinancing costs	(12)	—
Repurchase of common stock	(10)	(6)
Proceeds from stock options exercised	7	2
Payment of capital leases	(3)	—
Change in cash overdraft	(5)	(14)
Net cash used in financing activities	(493)	(252)

Net (decrease) increase in cash and equivalents	(315)	52
Cash and equivalents at beginning of period	371	319
Cash and equivalents at end of period	$56	$371

Supplemental Cash Flow Information:
Cash paid for interest	$239	$201
Cash paid for income taxes	$108	$86

Michaels Stores, Inc.

Summary of Operating Data

(Unaudited)

The following table sets forth the percentage relationship to net sales of each line item of our unaudited consolidated statements of operations:

(Schedule may not foot due to rounding)

	Quarter Ended		Year Ended
	February 2,	January 28,	February 2,	January 28,
	2013	2012	2013	2012
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy expense	59.2	60.0	59.7	60.0
Gross profit	40.8	40.0	40.3	40.0
Selling, general, and administrative expense	22.6	23.1	25.7	26.1
Impairment of intangible assets	0.5	—	0.2	—
Related party expenses	0.2	0.2	0.3	0.3
Store pre-opening costs	—	—	0.1	0.1
Operating income	17.5	16.7	14.0	13.5
Interest expense	3.8	4.7	5.6	6.0
Refinancing costs and losses on early extinguishments of debt	2.0	0.1	0.7	0.4
Other (income) and expense, net	—	0.4	—	0.2
Income before income taxes	11.7	11.5	7.7	6.9
Provision for income taxes	4.4	4.6	2.8	2.7
Net income	7.3%	6.9%	4.9%	4.2%

The following table sets forth certain of our unaudited operating data:

	Quarter Ended		Year Ended
	February 2,	January 28,	February 2,	January 28,
	2013	2012	2013	2012
Michaels stores:
Retail stores open at beginning of period	1,099	1,063	1,064	1,045
Retail stores opened during the period	2	2	38	25
Retail stores opened (relocations) during the period	—	1	13	15
Retail stores closed during the period	(2)	(1)	(3)	(6)
Retail stores closed (relocations) during the period	—	(1)	(13)	(15)
Retail stores open at end of period	1,099	1,064	1,099	1,064

Aaron Brothers stores:
Retail stores open at beginning of period	127	135	134	137
Retail stores closed during the period	(1)	(1)	(8)	(3)
Retail stores open at end of period	126	134	126	134

Total store count at end of period	1,225	1,198	1,225	1,198

Other operating data:
Average inventory per Michaels store (in thousands) (1)	$754	$757	$754	$757
Comparable store sales increase (2)	1.7%	4.4%	1.5%	3.2%

(1)         Average inventory per Michaels store calculation excludes Aaron Brothers.

(2)         Comparable store sales increase represents the increase in Net sales for Michaels and Aaron Brothers stores open the same number of months in the indicated period and the comparable period of the previous year, including stores that were relocated or expanded during either period. A store is deemed to become comparable in its 14th month of operation in order to eliminate grand opening sales distortions. A store temporarily closed more than two weeks is not considered comparable during the month it closed. If a store is closed longer than two weeks but less than two months, it becomes comparable in the month in which it reopens, subject to a mid-month convention. A store closed longer than two months becomes comparable in its 14th month of operation after its reopening. The calculation of comparable store sales excludes the 53rd week of fiscal 2012.

Michaels Stores, Inc.

Reconciliation of Adjusted EBITDA

(In millions)

	Quarter Ended		Year Ended
	February 2,	January 28,	February 2,	January 28,
	2013	2012	2013	2012
Net cash provided by operating activities	$286	$314	$302	$413
Depreciation and amortization	(26)	(26)	(97)	(101)
Share-based compensation	(1)	(2)	(5)	(9)
Debt issuance costs amortization	(2)	(4)	(14)	(17)
Accretion of long-term debt	—	—	—	(35)
Change in fair value of contingent consideration	—	3	—	4
Change in fair value of interest rate cap	—	(1)	—	(5)
Refinancing costs and losses on early extinguishments of debt	(30)	(2)	(33)	(18)
Impairment of intangible assets	(8)	—	(8)	—
Changes in assets and liabilities	(107)	(185)	69	(56)
Net income	112	97	214	176
Interest expense	58	66	245	254
Refinancing costs and losses on early extinguishments of debt	30	2	33	18
Provision for income taxes	66	64	124	112
Depreciation and amortization	26	26	97	101
EBITDA (excluding refinancing costs and losses on early extinguishments of debt)	292	255	713	661
Adjustments:
Share-based compensation	1	2	5	9
Sponsor fees	3	3	13	13
Impairment of intangible assets	8	—	8	—
Termination expense	—	—	1	1
Store pre-opening costs	—	—	5	4
Store remodel costs	1	1	2	2
Foreign currency transaction (gains) losses	—	4	(1)	4
Store closing costs	2	4	4	7
Gain on contingent consideration	—	(3)	—	(4)
Loss on interest rate cap	—	1	—	5
Other (1)	1	1	3	4
Adjusted EBITDA	$308	$268	$753	$706

(1) Other adjustments relate to items such as the moving & relocation expenses, franchise taxes, and legal settlements.